EXHIBIT 99.1

TERMINATION AGREEMENT

TERMINATION AGREEMENT dated this 27th day of March, 2007 by and among GEOPHARMA, INC. (f/k/a INNOVATIVE COMPANIES, INC.), a Florida corporation having its principal place of business at 6950 Bryan Dairy Road, Largo, Florida 33777 (hereinafter referred to as “GeoPharma”), AMERIGROUP New York, LLC d/b/a AMERIGROUP Community Care (formerly known as CAREPLUS, LLC d/b/a CarePlus Health Plan), a New York limited liability company having its principal place of business at 21 Penn Plaza. 380 West 31 Street, New York, New York 10001(hereinafter referred to as “CarePlus”) and PHARMACY DATA MANAGEMENT, INC. d/b/a PHARMACY BENEFITDIRECT, a Ohio corporation having its principal place of business at 940 Windham Court, Suite 1, Boardman, Ohio, 44512 (hereinafter referred to as “BenefitDirect”).

RECITALS

WHEREAS, pursuant to a certain Pharmacy Benefit Management and Services Agreement between CarePlus and GeoPharma dated May 1, 2004 (hereinafter referred to as the “PBM Agreement”), GeoPharma agreed to provide pharmacy benefit management services on behalf of CarePlus; and

WHEREAS, pursuant to a certain Service Agreement between GeoPharma and BenefitDirect effective May 1, 2004 (hereinafter referred to as the “Service Agreement”), BenefitDirect agreed to provide pharmacy benefit management services on behalf of CarePlus as a subcontractor of GeoPharma; and

WHEREAS, all of the terms of the PBM Agreement were incorporated by reference in the Service Agreement; and

WHEREAS, CarePlus and GeoPharma mutually desire to terminate the PBM Agreement effective as of May 1, 2007, or such other date as indicated in Section 2(b) below, in accordance with the mutually agreeable terms and conditions set forth herein;

and

WHEREAS, GeoPharma and BenefitDirect mutually desire to contemporaneously terminate the Service Agreement effective as of May 1, 2007, orsuch other date as indicated in Section 2(b) below, in accordance with the mutually agreeable terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

1. Conflicts

In the event of any inconsistency and/or conflict between the terms of the PBM Agreement, Service Agreement and this Termination Agreement, the terms of this Termination Agreement shall apply and govern in all respects.

2. Termination

(a) Unless extended in accordance with Section 2(b) below, effective May 1, 2007 (the “Effective Termination Date”), the PBM Agreement and the Service Agreement shall be deemed mutually terminated by all parties.

(b) Notwithstanding the foregoing, the Effective Termination Date shall automatically be extended for up to five (5) consecutive thirty (30) calendar day periods, unless CarePlus provides ten (10) days written notice to GeoPharma and BenefitDirect prior to the commencement date of the next such extension of its intent not to extend the Effective Termination Date. In such event, the term “Effective Termination Date” as used herein shall be deemed modified accordingly.

3. Payment of_Consideration

Upon the complete execution of this Termination Agreement, and as a condition thereof, CarePlus shall promptly pay to GeoPharma the sum of Ten Thousand ($10,000) Dollars.

4. Services

GeoPharma and BenefitDirect agree to continue to provide services in accordance with the PBM Agreement and Service Agreement until the Effective Termination Date. The parties further agree that, as reasonably required by CarePlus, CarePlus may work directly with BenefitDirect on operational issues that do not impact the financial interests of GeoPharma under the Agreement. The parties hereby acknowledge that, except as is set forth below, upon the Effective Termination Date, CarePlus’, GeoPharma’s and BenefitDirect’s respective responsibilities to one another under the Service Agreement and PBM Agreement, respectively, will have been fulfilled and that no additional services or obligations will be required thereunder, unless required under applicable law. Notwithstanding anything in this Agreement to the contrary, any obligations, covenants or representations of the parties pursuant to the Service Agreement that would have survived the termination of the Service Agreement, in accordance with its terms, shall survive the Effective Termination Date for such time as the Service Agreement provides.

5. Payment Obligations

(a) Notwithstanding anything to the contrary herein or in the PBM Agreement and notwithstanding the termination of said agreement, CarePlus agrees to promptly pay to GeoPharma any monies earned by GeoPharma pursuant to and in accordance with the PBM Agreement.

(b) Notwithstanding anything to the contrary herein and notwithstanding the termination of the Service Agreement, GeoPharma agrees to pay to BenefitDirect any monies earned by BenefitDirect pursuant to and in accordance with the Service Agreement up until the Effective Termination Date and Including the applicable “run-out” period set forth in Section 7 herein.

(c) Notwithstanding anything to the contrary herein and notwithstanding the termination of the Service Agreement, BenefitDirect agrees to pay to GeoPharma any and all amounts payable to GeoPharma under the Rebate Program, as set forth in and in accordance with said agreement, which have not been paid to GeoPharma as of the Effective Termination Date. Alf such payments received by GeoPharma from BenefitDirect under the Rebate Program shall be paid to CarePlus in accordance with Section 4.2 of the PBM Agreement.

(d) All payment obligations set forth herein shall survive the Effective Termination Date.

6. Post Termination Right to Audit

The right of CarePlus to review the financial and administrative information of GeoPharma as set forth in Paragraph 5.3 of the PBM Agreement, and of CarePlus and GeoPharma to audit the books and records of BenefitDirect, as set forth in Paragraph 5.2 and Paragraph 8.16 of the Service Agreement, shall survive the Effective Termination Date for a period of one (1) year subsequent to such date. Notwithstanding the above, the obligation to furnish records as required by administrative agencies and applicable law shall survive termination of this Agreement for as long as required under applicable law. With respect to audits by CarePlus of GeoPharma information under this Section 6, CarePlus agrees to be solely responsible for (and to reimburse GeoPharma for) its costs and expenses in conducting such audits, and for reasonable expenses incurred by GeoPharma in complying with such audits, including, photocopying fees, but not including the cost of GeoPharma personnel. CarePlus shall not be responsible for costs or expenses incurred by GeoPharma in auditing the books and records of BenefitDirect.

7. “Run-Out” Services

The provisions of Section 8.3(D) of the PBM Agreement and Paragraph 6.3.6 of the Service Agreement shall survive the Effective Termination Date, and the obligations of CarePlus and GeoPharma, respectively, to pay for such continuing services are hereby acknowledged and shall survive the Effective Termination Date.

8. Hold Harmless: Indemnification

The provisions of Section 7.3 of the PBM Agreement and Paragraph 8.12 of the Service Agreement shall survive the EffectiveTermination Date.

9. Releases

(a) CarePlus, for itself and for its affiliates, subcontractors, successors and assigns. hereby waives, remises, releases and forever discharges GeoPharma, its affiliates, agents, employees, shareholders, officers, directors and their respective personal representatives, successors and assigns from any and all manner of actions, claims, damages, suits, proceedings, debts, offsets, obligations, demand, judgments, costs or expenses (including attorneys’ fees and costs), and causes of action, in law or in equity, that now exist or may hereafter arise out of, on account of, or, in any way, be incident to the PBM Agreement.

(b) GeoPharma, for itself and for its affiliates, subcontractors, successors and assigns, hereby waives, remises, releases and forever discharges CarePlus, its affiliates, agents, employees, shareholders, officers, directors and their respective personal representatives, successors and assigns from any and all manner of actions, claims, damages, suits, proceedings, debts, offsets, obligations, demand, judgments,costs or expenses (including attorneys’ fees and costs), and causes of action, in law or in equity, that now exist or may hereafter arise out of, on account of, or, in any way, be incident to the PBM Agreement

(c) BenefitDirect, for itself and for its affiliates, subcontractors, successors and assigns, hereby waives, remises, releases and forever discharges GeoPharma, its affiliates, agents, employees, shareholders, officers, directors and their respective personal representatives, successors and assigns from any and all manner of actions, claims, damages, suits, proceedings, debts, offsets, obligations, demand, judgments, costs or expenses (‘including attorneys’ fees and costs), and causes of action, in law or in equity, that now exist or may hereafter arise out of, on account of, or, in any way, be incident to the Services Agreement

(d) GeoPharma, for itself and for its affiliates, subcontractors, successors and assigns, hereby waives, remises, releases and forever discharges BenefitDirect, its affiliates, agents, employees, shareholders, officers, directors and their respective personal representatives, successors and assigns from any and all manner of actions, claims, damages, suits, proceedings, debts, offsets, obligations, demand, judgments, costs or expenses (Including attorneys’ fees and costs), and causes of action, in law or in equity, that now exist or may hereafter arise out of, on account of, or, in any way, be -incident to the Services Agreement.

(e) Nothing in the releases set forth above shall be construed to release any party from the continuing obligations of such party as set forth in this Termination Agreement, including, without limitation, the obligations set forth in Sections 4 through 7 above, or to release such party from any responsibility or obligation under the PBM Agreement or the Services Agreement which, under the express terms of this Termination Agreement, are intended to survive the termination of the PBM Agreement or the Services Agreement.

10. Confidentiality Press Releases

No party shall disclose the terms of this Termination Agreement or publish or release any press release, announcement or other public statement regarding or referencing the other party without the prior written approval of the other party, except (i) as may be required by law, regulation, or court order, or rules or regulations of any securities exchange; (ii) on a need-to-know basis to employees, consultants, counsel, accountants, investors or other professional advisers of the party and its affiliates; (iii) in connection with required tax and accounting disclosures; or (iv) as reasonably required by CarePlus consistent with its obligations to notify the New York State and New York City Departments of Health, CarePlus’ providers and CarePlus’ members in connection with CarePlus’ transition of pharmacy services to another vendor. CarePlus and BenefitDirect hereby consent to the publication of a press release by GeoPharma in the form attached hereto as Exhibit “A”. No party shall publish a press release, announcement or other public statement that is inconsistent with the press release form attached hereto as Exhibit “A”. The provisions of this Section shall survive the Effective Termination Date, and the parties reserve all rights and remedies available at law and/or in equity with respect to enforcement or violation of this Section.

11. Non-Disparagement

Care Pius and GeoPharma hereby acknowledge that they have entered into this Termination Agreement in an effort to resolve their business disputes in an amicable manner. As such, each party hereby agrees not to disparage the other party in any way. The provisions of this Section shall survive the Effective Termination Date, and the parties reserve all rights and remedies available at law and/or in equity with respect to enforcement or violation of this Section.

12. Cooperation; Further Assurances

Each of the parties hereto agrees to reasonably cooperate with the other parties to carry out the purposes and intent of this Termination Agreement (including, but not limited to, the execution, acknowledgment and delivery of documents or other instruments) and will take such further action as may reasonably be requested by any of the other parties in order to facilitate the implementation and performance of this Termination Agreement. Such cooperation shall also include assistance that is reasonably necessary to enable the transition of pharmacy benefit management services to a new vendor.

13. Governing Law

This Termination Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of law provisions.

14. Jurisdiction; Venue

Each party to this Termination Agreement hereby agrees and consents that any legal action or proceedings with respect to this Termination Agreement shall only be brought in the courts of the State of New York located in New York County. By execution and delivery of this Termination Agreement, each such party hereby accepts the jurisdiction of the aforesaid courts; waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the venue set forth above; and further waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

15. Notices

All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing, and shall be deemed duly given if delivered by hand, by facsimile or by overnight courier service, or if mailed by registered or certified mail, return receipt requested, to a party at its address hereinabove stated or to such other address as may be designated by written notice complying as to delivery with the terms of this Section.

16. Counterparts

This Termination Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

17. Entire Agreement

This Termination Agreement constitutes the entire agreement between the parties with respect to the termination of the PBM Agreement and the Service Agreement and contains all of the agreements between them with respect to the subject matter hereof and supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof.

18. Amendment

The terms of this Termination Agreement shall not be changed, modified or amended, except by a writing signed by all of the parties to which such amendment specifically applies.

19. No Waiver

Failure of any party to this Termination Agreement to object to or take affirmative action with respect to any conduct of the other that violates the terms hereof, shall not be construed as a waiver thereof or of any future breach or subsequent misconduct.

20. Severability

The provisions of this Termination Agreement shall be severable, and if any provisions shall be prohibited by law, or invalid, or unenforceable in whole or in part for any reason, the remaining provisions shall remain in full force and effect.

21. Successors: Assigns

This Termination Agreement shall be binding upon and shall inure to the benefit of the successors or assigns of the parties hereto.

22. Authorization

Each party acknowledges that the execution of this Termination Agreement and all other documents of even date has been duly authorized.

IN WITNESS WHEREOF, the undersigned have executed this Termination Agreement as of the date first written above.

EXHIBIT “A”

PRESS RELEASE/ANNOUNCEMENT

GeoPharma, Inc. (the “Company”) announced today that AMERIGROUP New York, LLC (“AMERIGROUP”) and the Company have agreed to an amicable mutual termination of their Pharmacy Benefit Management and Services Agreement (the “Agreement”) in a manner that will allow each party to pursue their respective business interests. Under the Agreement, the Company previously managed AMERIGROUP’s health care plan members and administrated the members’ related pharmacy claims. The Company has made a decision to concentrate its efforts on its core business, which involves the manufacturing, packaging, and distribution of private label dietary and nutritional supplements, over-the-counter and generic drugs, and health and beauty products. The termination of the Agreement will become effective on May 1, 2007, unless extended by the parties for one or more thirty (30) day periods as needed for the transition of services to another pharmacy vendor. The termination of the Agreement is not expected to have a material impact on the Company’s net profit.

“The Company has enjoyed its relationship with AMERIGROUP. However, we believe that it is time for the Company to focus all of its attention on its core operations, and we believe this will enhance the value of our business,” stated Chairman, Jugal K. Taneja.

April 6, 2006

GeoPharma, Inc.

6950 Bryan Dairy Road

Largo, Florida 33777

Attn: President

Pharmacy Data Management, Inc. d/b/a Pharmacy

BenefitDirect 940 Windham Court, Suite 1

Boardman, Ohio 44512

Attn: President

Re: Termination Agreement (“Termination Agreement”) dated March 27, 2007 by and among GeoPharma, Inc. (“GeoPharma”), AMERIGROUP New York, LLC d/b/a AMERIGROUP Community Care (“CarePlus”) and Pharmacy Data Management, Inc d/b/a/ Pharmacy BenefitDirect (“BenefitDirect”)

Dear Sirs:

On March 27, 2007, GeoPharma, CarePlus and BenefitDirect entered into a Termination Agreement pursuant to which the parties agreed to mutually and amicably terminate the Service Agreement between GeoPharma and BenefitDirect, and the PBM Agreement between GeoPharma and CarePlus. In accordance with the Termination Agreement, both the Service Agreement and the PBM Agreement are to terminate as of May 1, 2007 (“the Effective Termination Date”).

This letter evidences the agreement of the parties hereto that the Effective Termination Date as set forth in the Termination Agreement is changed from May 1, 2007 to May 14, 2007. As a result, the termination of the PBM Agreement and the Service Agreement shall be effective as of 11:59 PM on May 14th, 2007. Except for this change, all terms and provisions of the Termination Agreement remain in full force and effect, including without limitation Section 2(b) of the Termination Agreement. Please indicate your acceptance of, and agreement to be bound by, the terms of this letter by signing in the space provided below.